EXHIBIT 99

[CARVER BANCORP, INC. LETTERHEAD]                          FOR IMMEDIATE RELEASE

Contact: Ruth Pachman                                      Walter T. Bond
         David Lilly                                       Carver Bancorp, Inc.
         Kekst and Company                                 (212) 876-4747 x146
         (212) 521-4800


            CARVER BANCORP, INC., ANNOUNCES STRATEGIC ALLIANCES WITH
                         MORGAN STANLEY DEAN WITTER AND
                             PROVENDER CAPITAL GROUP

           -- FREDERICK O. TERRELL OF PROVENDER CAPITAL GROUP TO JOIN
                          CARVER BOARD OF DIRECTORS --

                 -- EXEMPLIFIES THE GROWING PARTNERSHIP BETWEEN
                WALL STREET AND MINORITY FINANCIAL INSTITUTIONS--

NEW YORK, JANUARY 12, 2000 - Carver Bancorp, Inc. (Amex: CNY), the holding company for Carver Federal Savings Bank, announced today that it has entered into strategic alliances with Morgan Stanley Dean Witter & Co., a pre-eminent global financial services firm, and Provender Capital Group, L.L.C., a New York-based minority and woman-owned private equity investment firm, under which Carver has received $2.5 million in new capital. Carver, headquartered in Harlem, is the largest African and Caribbean American-managed financial institution in the U.S.

Morgan Stanley Dean Witter has invested $1 million in Carver in the form of a convertible preferred security, representing a 3.3% equity stake in the Company. Provender Opportunities Fund L.P., an affiliate of Provender Capital, has invested $1.5 million in the form of a convertible preferred security, representing a 4.95% equity stake in the Company. These alliances will provide Carver with capital to pursue its new growth strategy, access to new financial products and services, and additional long-term equity partners.

In addition, Carver announced today that Frederick O. Terrell, Managing Partner and Chief Executive Officer of Provender Capital, has been elected to join its Board of Directors.

"I am very pleased that Morgan Stanley Dean Witter and Provender Capital are our new partners," said Deborah C. Wright, President and Chief Executive Officer of Carver Bancorp. These strategic alliances are notable examples of the growing collaboration between "Wall Street" firms and emerging "Main Street" minority financial institutions. I am particularly pleased to welcome Fred Terrell as a director. His financial services expertise will be an invaluable asset to Carver.

"Today's announcement marks a significant step forward for Carver and our customers and shareholders, and is an important milestone as we make Carver the financial institution of choice for African and Caribbean Americans and the local New York City communities we serve," said Ms. Wright. "Our markets are growing rapidly, fueled by the revitalization of inner city communities and a growing and increasingly prosperous minority population. As Wall Street begins to recognize these trends, Carver is uniquely positioned to bring the very best that a dynamic financial services marketplace has to offer to the inner city. To realize this vision, all of us at Carver are working very hard to transform the bank into a truly premier financial institution. In the past six months we have restructured our management team, instituted rigorous internal controls, and re-ignited the sense of purpose and spirit of our employees who

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have committed themselves to providing our customers with the finest service available anywhere.

"A critical advantage of our new partnership with Morgan Stanley Dean Witter and Provender Capital is their invaluable strategic advice as we pursue our growth objectives and expand the range of products and services we provide our customers," concluded Ms. Wright.

Carver said the new investments would accelerate expansion of additional delivery channels, including new branches and free-standing automatic teller machines, telephone banking, and online banking. The bank also intends to build on its unique brand identity in the African and Caribbean American marketplace.

Morgan Stanley Dean Witter said in a statement: "Carver has served the financial needs of its communities in New York City with distinction for over 50 years. We are very pleased that this relationship will help position it for a new era of growth. Debbie Wright has assembled a strong team of men and women to lead the bank, and we are confident that they will realize their ambition to make Carver the premier institution of choice for its shareholders, customers, and employees."

"Provender's investment in Carver is consistent with our financial services focus and represents a unique opportunity to provide growth capital to an institution with tremendous potential," said Fred Terrell. "With any investment, our primary goal is to enhance shareholder value. We look forward to working closely with Debbie Wright, her team and our investment partners at Morgan Stanley Dean Witter to make Carver's vision a reality. I am personally honored to join the Board of Carver, and look forward to serving with that group as we transform Carver into one of the finest institutions in the country."

Carver Bancorp, Inc. is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank. Carver Federal Savings Bank operates seven full service branches in the New York City boroughs of: Brooklyn, Queens, Manhattan, and in Nassau County, New York.

This news release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. These projections are subject to various factors that could cause actual results to differ materially from the estimates made in the forward-looking statements. Such factors include changes in interest rates, changes in the competitive environment for lending generally and in particular lending in urban communities, changes in the value of real estate in the markets in which the Bank competes, and other risks in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

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